EXHIBIT 10.5

THIRD AMENDMENT AND CONSENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 29, 2024 (“Third Amendment Effectiveness Date”), to the Credit Agreement referenced below is by and among AMERICAN BEVERAGE CRAFTS GROUP, INC. (formerly known as Four Twenty Corporation), a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”), Swingline Lender and L/C Issuer.

W I T N E S S E T H

WHEREAS, a credit facility has been extended to the Borrower pursuant to the Credit Agreement (as amended, modified, supplemented, restated and extended from time to time, the “Credit Agreement”) dated as of June 30, 2023 by and among the Borrower, the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer;

WHEREAS, the Borrower has informed the Administrative Agent that, prior to the Additional Guarantors (as defined below) becoming Loan Parties under the Credit Agreement, ABC Beverages Properties, LLC (“Properties”), an affiliate of the Borrower’s parent company, Tilray Brands, Inc. (the “Parent”) assumed any and all lease obligations under (a) that certain Commercial Lease dated February 29, 2016 between 10 Barrell Brewing, LLC (“10 Barrell”) and Basalt Lot 5, LLC (as amended, restated or otherwise supplemented, the “Basalt Lease”), (b) that certain Commercial Lease dated February 29, 2016 between Blue Point Brewing Company, Inc. (“Blue Point”) and Bud and Brewery, LLC (as amended, restated or otherwise supplemented, the “Blue Point Lease”) and (c) that certain Lease Agreement dated January 14, 2016 between Craft Brew Alliance, Inc. (“Craft Brew”) and TA Pike Motorworks, LLC (as amended, restated or otherwise supplemented, the “Pike Street Lease”; and together with the Basalt Lease and the Blue Point Lease, the “Transferred Leases”);

WHEREAS, (a) the Basalt Lease was assigned from 10 Barrell to American Beverage Crafts, LLC and subsequently assigned to Properties; (b) the Blue Point Lease was assigned from Blue Point to American Beverage Crafts, LLC and subsequently assigned to Properties and (c) the Pike Street Lease was assigned from Craft Brew to Properties (collectively, the “Licenses”);

WHEREAS, Properties has granted American Beverage Crafts, LLC a non-exclusive license to use the property subject to (a) the Basalt Lease, (b) the Blue Point Lease and (c) the Pike Street Lease;

WHEREAS, the Borrower has requested that the Administrative Agent and the Required Lenders amend the Credit Agreement to permit the Borrower to addback the obligations under the Transferred Leases;

WHEREAS, the Lenders party hereto, the Swingline Lender, the L/C Issuer and the Administrative Agent have agreed to the requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement as amended hereby.

2.	Amendments to Credit Agreement.
a.	Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions:
i.

“Property Licenses” means (a) that certain License Agreement dated as of January 31, 2024 by and among ABC Beverages Properties, LLC and American Beverage Crafts, LLC regarding the use of leased real property currently used by 10 Barrell Brewing, LLC, (b) that certain License Agreement dated as of January 31, 2024 by and among ABC Beverages Properties, LLC and American Beverage Crafts, LLC regarding the use of leased real property currently used by Blue Point Brewing Company, Inc. and (c) that certain License Agreement dated as of January 31, 2024 by and among ABC Beverages Properties, LLC and American Beverage Crafts, LLC regarding the use of leased real property located at 714 East Pike Street, Seattle, Washington.

ii.	“Third Amendment Effective Date” means March 29, 2024.

iii.

“Transferred Lease Obligations” means, any and all lease or similar payments made in cash by any Loan Party under the Transferred Leases. For the avoidance of doubt, commencing March 1, 2024, there shall be no expenses or costs attributable to the Transferred Lease Obligations so long as, with respect each subject location, the applicable Property License remains in full force and effect for the applicable period.

iv.

“Transferred Leases” means, (a) that certain Commercial Lease dated February 29, 2016 between 10 Barrell Brewing, LLC and Basalt Lot 5, LLC, (b) that certain Commercial Lease dated February 29, 2016 between Blue Point Brewing Company, Inc. and Bud and Brewery, LLC and (c) that certain Lease Agreement dated as of January 14, 2016 between Craft Brew Alliance, Inc. and TA Pike Motorworks, LLC.

b.	Clause (c) of the definition of “Change of Control” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c)      Holdings shall cease to have the ability to elect (either through share ownership or contractual voting rights) a majority of the board of directors or equivalent governing body of the Borrower.”

c.	The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by deleting renumbering clause “(x)” as clause “(xi)” and adding a new clause (x) to read as follows:

“(x) Transferred Lease Obligations in an amount not to exceed $744,969 for the Fiscal Quarter ended May 31, 2023, $[***] for the Fiscal Quarter ended August 31, 2023, $[***] for the Fiscal Quarter ended November 30, 2023, $[***] for the Fiscal Quarter ended February 29, 2024;”

d.	The definition of “Guarantors” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Guarantors” means, collectively, (a) the Subsidiaries of the Borrower as are or may from time to time become parties to this Agreement pursuant to Section 6.13, and (b) with respect to Additional Secured Obligations owing by any Loan Party or any of its Subsidiaries and any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 10.01 and 10.11) under the Guaranty, the Borrower. For the avoidance of doubt, for purposes of this Agreement (i) Holdings is not, and shall not be required to become, a “Guarantor” and (ii) Holdings shall not be permitted to be a “Guarantor” except, in the case of this clause (ii), in compliance with Section 11.01(c)(i).”

e.	The definition of “Immaterial Subsidiary” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Immaterial Subsidiary” shall mean, as of any date of determination, any Subsidiary of the Borrower (excluding any Subsidiary of the Borrower, that is a Guarantor on the Third Amendment Effective Date) (x) whose consolidated total assets (as set forth in the most recent consolidated balance sheet of the Loan Party Group Companies delivered to the Lenders pursuant to this Agreement and computed in accordance with GAAP), when added to the consolidated total assets of all of its Subsidiaries (as set forth in the most recent consolidated balance sheet of the Loan Party Group Companies delivered to the Lenders pursuant to this Agreement and computed in accordance with GAAP), do not constitute more than 2.5% of the consolidated total assets of the Loan Party Group Companies or (y) with revenues for the period of four Fiscal Quarters then ended (as set forth in the most recent consolidated balance sheet of the Loan Party Group Companies delivered to the Lenders pursuant to this Agreement and computed in accordance with GAAP) exceeding 2.5% of the revenues for the period of four Fiscal Quarters then ended of the Loan Party Group Companies; provided that if as of the last day of or for any period of four (4) Fiscal Quarters most recently ended the consolidated total assets or revenues of all Subsidiaries that under clauses (x) and (y) above would constitute Immaterial Subsidiaries shall have exceeded 5.0% of the consolidated total assets or 5.0% of the revenues of the Loan Party Group Companies, then one (1) or more of such Subsidiaries shall for all purposes of this Agreement be deemed not to be Immaterial Subsidiaries in descending order based on the amounts (determined on a consolidated basis for such Subsidiary and its Subsidiaries) of their total assets or revenues, as the case may be, until such excess shall have been eliminated.”

f.	The definition of “Loan Party Group Company” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Loan Party Group Company” means, collectively, the Borrower and any of its Subsidiaries.”

g.	The last sentence of the definition of “Subsidiary” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.”

h.	Section 6.03 of the Credit Agreement is hereby amended by (i) changing clause (i) to clause “(j)”, (ii) changing clause (j) to clause “(k)” and (iii) adding a new clause (i) to read as follows:

“(i)       any termination or material change in the Property Licenses, including any default, termination or other material change in the underlying leases related to such Property Licenses;”

i.	Section 7.06(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b)      Restricted Payments by a Subsidiary of the Borrower (the “Disposing Company”) to the Borrower or another Loan Party Group Company (the “Acquiring Company”); provided that if the Disposing Company is a Loan Party, the Acquiring Company must be a Loan Party;”

3.	Joinder. Each party listed as an “Additional Guarantor” on the signature pages hereto hereby agrees as follows:
a.

Each Additional Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Amendment, such Additional Guarantor will be deemed to be a party to and a “Guarantor” under the Credit Agreement and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement and the other Loan Documents as a Guarantor.  Each Additional Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all representations and warranties, covenants and other terms, conditions and provisions of the Credit Agreement and the other applicable Loan Documents.  Without limiting the generality of the foregoing terms of this Section 3(a), each Additional Guarantor hereby guarantees, jointly and severally together with the other Guarantors, the prompt payment of the Secured Obligations in accordance with Article X of the Credit Agreement.

b.

Each Additional Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Amendment, such Additional Guarantor will be deemed to be a party to the Security Agreement, and shall have all the rights and obligations of a “Grantor” (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement.  Each Additional Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement.  Without limiting the generality of the foregoing terms of this Section 3(b), each Additional Guarantor hereby grants, pledges and assigns to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right of set off, to the extent applicable, against any and all right, title and interest of such Additional Guarantor in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of such Additional Guarantor.

4.	Conditions Precedent. This Amendment shall be and become effective as of the date hereof when the following conditions precedent have been satisfied (the “Amendment Effective Date”):
a.

The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Guarantors, the Administrative Agent, each Lender, the Swingline Lender and the L/C Issuer;

b.

The Administrative Agent shall have received a certificate of a Responsible Officer of each Additional Guarantor, dated the Amendment Effective Date, certifying as to the Organization Documents of each Additional Guarantor (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date acceptable to the Administrative Agent by such Governmental Authority), the resolutions of the governing body of each Additional Guarantor and of the incumbency (including specimen signatures) of the Responsible Officers of each Additional Guarantor. The Administrative Agent shall also have received such documents and certifications as the Administrative Agent may reasonably require evidencing that each Additional Guarantor is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation;

c.

The Administrative Agent shall have received an opinion or opinions (including, if requested by the Administrative Agent, local counsel opinions) of counsel for each Additional Guarantor, dated the Amendment Effective Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent;

d.

Upon the reasonable request of any Lender, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, and any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party;

e.

The Administrative Agent shall have received completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral of the Additional Guarantors; and

f.	The Borrower shall have paid all fees and expenses required to be paid to the Administrative Agent and the Lenders on or before the Second Amendment Effectiveness Date.

Without limiting the generality of the provisions of Section 9.03 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 4, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Second Amendment Effectiveness Date specifying its objection thereto.

5.

Expenses. The Loan Parties agree to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including, but not limited to, (A) the reasonable fees, charges and disbursements of one (1) counsel (and one (1) special counsel or one (1) local counsel in any relevant jurisdiction and, in the case of an actual or potential conflict of interest, one (1) additional counsel of each group of similarly situated affected persons subject to such conflict) for the Administrative Agent and its Affiliates and (B) due diligence expenses) in connection with the preparation, execution and delivery of this Amendment.

6.

Amendment is a “Loan Document”. This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

7.	Authorization; Enforceability. Each Loan Party represents and warrants as follows:
a.	It has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment.

b.

This Amendment has been duly executed and delivered by such Loan Party and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity.

c.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Amendment, other than authorizations, approvals, actions, notices and filings which have been duly obtained, taken or made.

d.

The execution, delivery and performance by such Loan Party of this Amendment does not and will not (i) contravene the terms of any of such Loan Party’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of (or the requirement to create) any Lien under, or require any payment to be made under (1) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (iii) violate any Applicable Law.

8.

Representations and Warranties; No Default. Each Loan Party represents and warrants to the Administrative Agent and each Lender that, after giving effect to this Amendment, (a) the representations and warranties of the Borrower and each Loan Party contained in Article II or Article V of the Credit Agreement or any other Loan Document or which are contained in any document furnished at any time under or in connection therewith, shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, in each case, on and as of the date hereof, and except that for purposes of this Section 8(a), the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively, of the Credit Agreement, (b) no Default exists and (c) the transactions related to the Transferred Leases and the Licenses do not violate Section 7.12 of the Credit Agreement.

9.

Reaffirmation of Obligations. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents, as modified hereby, and (c) agrees that this Amendment and all documents, agreements and instruments executed in connection with this Amendment do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.

10.

Reaffirmation of Security Interests. Each Loan Party (a) ratifies and affirms that each of the Liens granted in or pursuant to the Loan Documents and confirms and agrees that such Liens are valid and subsisting and (b) agrees that this Amendment and all documents, agreements and instruments executed in connection with this Amendment do not in any manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents. Without limiting the foregoing, each Loan Party confirms and agrees that each of the Liens granted in or pursuant to the Loan Documents by such Loan Party secure all of the Obligations as amended hereby and hereby re-grants a security interest and liens in all of its right, title and interest in the Collateral, as defined in, and on the terms set forth in, the Security Agreement, to secure all of the Obligations as amended hereby and, further, ratifies and reaffirms as of the date hereof that the security constituted by the Collateral Documents continue to secure the payment of liabilities and obligations of the Loan Parties under the Loan Documents.

11.	No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

12.

Counterparts; Electronic Record. This Amendment may be in the form of an Electronic Record, may be executed using Electronic Signatures and may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same instrument. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.

13.

Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.